SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTIONS 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)             March 10, 2006

Advanstar Communications Inc.

(Exact name of registrant as specified in its charter)

New York	333-57201	59-2757389
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

641 Lexington Ave, New York, NY		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 357-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement..

On March 10, 2006, Advanstar, Inc., the parent of Advanstar Communications Inc., entered into an amendment (the “Amendment”) to the employment agreement dated as of August 14, 2000, and previously amended on February 13, 2002 and September 15, 2004 between Advanstar, Inc. and James M. Alic.  Pursuant to the Amendment, Mr. Alic continues to act as Chairman of the Board of Directors of Advanstar, Inc. and Advanstar Communications Inc., for an employment term through December 31, 2007, and shall continue thereafter only upon the mutual agreement of the parties.  Mr. Alic is entitled to an annual base salary of $150,000 and an annual bonus subject to the discretionary approval of the Board of Advanstar, Inc, based upon the recommendation of the CEO of Advanstar, Inc.  Such bonus compensation shall be in a gross amount not to exceed 100% of Mr. Alic’s base salary.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits

C.  Exhibits

Exhibit No.	Document

10.1	Employment Agreement Amendment No. 3 by and between Advanstar, Inc., and James M. Alic dated February 1, 2006.

SIGNATURES

Pursuant to the requirements of the Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANSTAR COMMUNICATIONS INC.

Date: March 27, 2006	By:	/s/ DAVID W. MONTGOMERY
Name: David W. Montgomery
Title: Vice President - Finance,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

10.1	Employment Agreement Amendment No. 3 by and between Advanstar, Inc., and James M. Alic dated February 1, 2006.